                                                                    EXHIBIT 4.2
1

                  THIS FIRST SUPPLEMENTAL INDENTURE, dated October 21, 1997, is between KERR-McGEE CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture referred to below (hereinafter called the "Trustee").

                                    RECITALS

                  The Company and the Trustee are parties to an Indenture, dated as of August 1, 1982 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms herein, not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

                  The Company has duly authorized the execution and delivery of this First Supplemental Indenture in order to (i) provide for the issuance of Global Securities, (ii) provide for the defeasance of certain obligations, and
(iii) provide for the conformity of the Indenture to the Trust Indenture Act of 1939, as amended.

                  The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this First Supplemental Indenture.

                  Section 901(f) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to make such provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of any Holders of Securities.

                  The Company has determined that this First Supplemental Indenture complies with Section 901(f) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

                  The Company has furnished the Trustee with an Officer's Certificate and an Opinion of Counsel complying with the requirements of
Section 905 of the Indenture, stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this First Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture.

2

                  All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

                  A. AMENDMENTS TO THE INDENTURE

                  1. The definition of "Board of Directors" set forth in
Section 101 of the Indenture is hereby deleted and replaced by the following:

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

                  2. The definition of "Board Resolution" set forth in Section 101 of the Indenture is hereby deleted and replaced by the following:

                  "Board Resolution" means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the board of directors or any duly authorized committee of that board shall have duly delegated its authority, in each case delivered to the Trustee for the Securities of any series.

                  3. The definition of "Trust Indenture Act" set forth in
Section 101 of the Indenture is hereby deleted and replaced by the following:

                  "Trust Indenture Act" means the Trust Indenture act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 903.

                  4. Section 101 of the Indenture is hereby amended by adding the following definition of "Global Security" after the definition of "Funded Debt":

                  "Global Security" means a Security evidencing all or part of a series of Securities, including, without limitation, any temporary or permanent Global Securities.

3

                  5. Section 101 of the Indenture is hereby amended by adding the following definition of "U.S. Depositary" after the definition of "United States":

                  "U.S. Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Corporation pursuant to Section 301, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of that series.

                  6. Section 102 of the Indenture is hereby amended by adding in the first line of the second paragraph, after the word "certificate", the following:

(other than certificates provided pursuant to Section 1006)

                  7. Section 107 of the Indenture is hereby deleted and replaced by the following:

                  If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

                  8. Section 202 of the Indenture is hereby amended by substituting "Authorized Signatory" for "Authorized Officer" under the signature line of the form of Trustee's Certificate of Authentication.

                  9. Article Two of the Indenture is hereby amended by adding
Section 203 as follows:

                  Section 203.  Securities in Global Form.

                  If any Security of a series is issuable in global form (a "GLOBAL SECURITY"), such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102.

4

                  None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  10. Section 301(5) of the Indenture is hereby deleted and replaced by the following:

                  (5) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal of (and premium, if any) and interest on Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Security on an Interest Payment Date will be paid, if other than in the manner provided in Section 307; the extent, if any, to which the provisions of the last sentence of Section 1001 shall apply to the Securities of the Series; and the manner in which any principal of, or premium, if any, on, any Global Security will be paid, if other than as set forth elsewhere herein;

                  11. Section 301 of the Indenture is hereby amended by deleting the word "and" from the end of Section 301(10), by renumbering Section 301(11) as Section 301(13), and by inserting new Sections 301(11) and 301(12) as follows:

                  (11) provisions, if any, for the defeasance of Securities of the series;

                  (12) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the U.S. Depositary for such Global Security or Securities; the manner in which and the circumstances under which Global Securities representing Securities of the series may be exchanged for Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in
Section 307; and

                  12. Section 307 of the Indenture is hereby amended by adding the following paragraphs at the end thereof:

                  If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities,
(ii) shall be registered in the name of the U.S. Depositary for such Global Security or Securities or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: "This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor

5

Depositary or a nominee of such successor Depositary, unless and until this Security is exchanged in whole or in part for Securities in definitive form" and such other legend as may be required by the U.S. Depositary.

                  Notwithstanding any other provision of this Section or
Section 307, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary for such series or a nominee of such successor depositary.

                  If at any time the U.S. Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Securities of such series or if at any time the U.S. Depositary for Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Securities of such series. If a successor U.S. Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                  The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                  If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

6

                  If specified by the Company pursuant to Section 301 with respect to Securities of a series, the U.S. Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

                         (i) to each Person specified by the U.S. Depositary a
                  new Registered Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                         (ii) to the U.S. Depositary a new Global Security in a
                  denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                  Upon the exchange of a Global Security in whole for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                  13. Section 608 of the Indenture is hereby deleted and replaced by the following:

                  The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of
Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

                  14. Section 609 of the Indenture is hereby deleted and replaced by the following:

                  There shall at all times be a Trustee hereunder which shall be

                         (i) a corporation organized and doing business under
                  the laws of the United States of America, any

7
                  state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal or State authority, or

                         (ii) a corporation or other Person organized and doing
                  business under the laws of a foreign government that is permitted to act a Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustee, having a combined capital and surplus of at least $50,000,000 and having its Corporate Trust Office in the Borough of Manhattan, the City of New York, or such other city as contemplated by Section 301 with respect to any series of Securities. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

                  15. Section 610(d)(1) of the Indenture is amended to:

                     () Delete the phrase "608(a)" after the word "Section" in the first line thereof and to add the phrase in substitution for such deleted phrase "310(b) of the Trust Indenture Act pursuant to Section 608 hereof."

                     () Add immediately after the word "months" in the fourth line thereof the phrase ", unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act."

                  16. Section 613(a) of the Indenture is hereby amended to substitute the word "three" for the word "four" each time it appears therein.

                  17. Section 703(a) of the Indenture is amended to:

                     (a) Add the phrase "any of the following events which may have occurred within the prior 12 months (but if no such event has occurred within such period no report need be transmitted)" immediately after the word "to" on the fourth line of subsection (a) of Section 703;

8

                     (b) Add the phrase "any change to" immediately after (1) and renumbered (4) and (5) of Section 703(a)(1),(4) and (5) and delete from
Section 703(a)(1) the phrase ", or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to that effect;"

                      (c) Add a new subsection (2) thereto, which will read in its entirety as follows:

                                        (2) The creation of any material change
                         to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

and renumber the following subsections accordingly.

                  18. Section 1006 of the Indenture is hereby amended to:

                     (a) Delete the reference to the following signatories referred to beginning in the fifth line thereof: "Chairman or Vice Chairman of the Board or the President or any Vice President of the Company and by the Treasurer or the Secretary or any Assistant Secretary" and substitute in lieu thereof a reference to the following signatories: "principal executive officer, principal financial officer or principal accounting officer of the Company."

                     (b) Add the following sentence after the last sentence thereof: "For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture."

                  19. The Indenture is hereby amended by adding Article 14 as follows:

                                ARTICLE FOURTEEN

                                   DEFEASANCE

                  Section 1401.  Applicability of Article.

                  If, pursuant to Section 301, provision is made for the defeasance of Securities of a series, then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 301 for Securities of such series.

                  Section 1402. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

                  At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series ("LEGAL DEFEASANCE OPTION") or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 801, 1004, 1005, 1008 and 1009 with respect

9

to Securities of any series (and, if so specified pursuant to Section 301, any other obligation of the Company or restrictive covenant added for the benefit of such series pursuant to Section 301) ("COVENANT DEFEASANCE OPTION") at any time after the applicable conditions set forth below have been satisfied:

                         (1) the Company shall have deposited or caused to be
                  deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due;

                         (2) such deposit shall not cause the Trustee with
                  respect to the Securities of that series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to the Securities of any series;

                         (3) such deposit will not result in a breach or
                  violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                         (4) if the Securities of such series are then listed
                  on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company's exercise of its option under this Section would not cause such Securities to be delisted;

                         (5) no Event of Default or event (including such
                  deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 501(e) or
                  Section 501(f) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(e) or Section 501(f) shall have occurred and be continuing on the 91st day after such date; and

10

                         (6) the Company shall have delivered to the Trustee an
                  Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge.

Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 501(e) or Section 501(f) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(e) or Section 501(f) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Securities shall be reinstated.

                      "DISCHARGED" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to the Securities of such series under Sections 305, 306, 307, 1002 and 1403 and to the Trustee under Section 607 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

                      "U.S. GOVERNMENT OBLIGATIONS" means securities that are
(i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or
(ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  Section 1403. Deposited Moneys and U.S. Government, Obligations to Be Held in Trust.

11

                  All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 1402 in respect of Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.


                  Section 1404.  Repayment to Company.

                  The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 1402.

                  The provisions of the last paragraph of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 1402.

                  20. The Table of Contents of the Indenture is amended to reflect the additions and deletions described in this First Supplemental Indenture.

                  B.  GENERAL PROVISIONS

                  1. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same, except for the recital indicating the Trustee's approval of the form of this First Supplemental Indenture. The Trustee makes no representation as to the validity of this First Supplemental Indenture.

                  2. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

                  3. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

12

                  4. The Trustee accepts the trust created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.

                  5. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, (other than the parties hereto, any Security Registrar, any Paying Agent, and Authenticating Agent and their successors under the Indenture, and the Holders of the Securities), any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  7. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

13


                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    KERR-MCGEE CORPORATION


[CORPORATE SEAL]                    By:
Attest:                               Title:  Executive Vice President
                                              and Chief Financial Officer



Title:  Assistant Secretary


                                    CITIBANK, N.A.
                                          as Trustee


[CORPORATE SEAL]                    By:
Attest:                               Title:  Vice President




Title:

STATE OF _______________)
                                                                    :  ss.:
COUNTY OF ______________)


                                                            On the _____ day of
_____________, 1997, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________; that he is _____________________________ of
KERR-McGEE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       -------------------------
                                                              Notary Public



NOTARIAL SEAL

STATE OF _______________)
                                                                    :  ss.:
COUNTY OF ______________)


                                                               On the ___ day of

__________, 1997, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________; that he is ______________ of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       -------------------------
                                                              Notary Public



NOTARIAL SEAL

18














                             KERR-MCGEE CORPORATION


                                       TO


                                CITIBANK, N.A.,
                                      AS TRUSTEE







                          FIRST SUPPLEMENTAL INDENTURE

                             DATED OCTOBER 21, 1997

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                           DATED AS OF AUGUST 1, 1982